               JOINT FILING INFORMATION

Reporting Person:	SOROS FUND MANAGEMENT LLC
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	EXAR CORPORATION (EXAR)
Date of Event Requiring Statement:	5/27/2014

Signature:	/s/ Jodye Anzalotta, as Assistant General Counsel Jodye Anzalotta, as Assistant General Counsel

Reporting Person:	GEORGE SOROS
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	EXAR CORPORATION (EXAR)
Date of Event Requiring Statement:	5/27/2014

Signature:	/s/ Jodye Anzalotta, as Attorney-in-Fact Jodye Anzalotta, as Attorney-in-Fact

Reporting Person:	ROBERT SOROS
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	EXAR CORPORATION (EXAR)
Date of Event Requiring Statement:	5/27/2014

Signature:	/s/ Jodye Anzalotta, as Attorney-in-Fact Jodye Anzalotta, as Attorney-in-Fact